Exhibit 8.2
February 4, 2008
Pharmion Corporation
2525 28th Street, Suite 200
Boulder, Colorado 80301

Re:	Registration Statement on Form S-4
Registration No. 333-14877
Ladies & Gentlemen:
     We have acted as counsel for Pharmion Corporation, a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of November 28, 2007 (the “Agreement”), by and among Parent, Merger Sub and the Company and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Agreement. You have requested our opinion regarding certain United States federal income tax matters in connection with the Merger.
     In connection with this opinion, we have examined the Agreement, the Registration Statement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons (other than with respect to the authority of officers of the Company to execute such documents), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing, but no facts have come to our attention that would cause us to question the accuracy or completeness of these facts or documents.
     For purposes of this opinion, we have assumed, with your permission, (i) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus, (ii) the statements concerning the Merger set forth in the Agreement and the Proxy Statement/Prospectus are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) that the representations made by Parent

Pharmion Corporation
February 4, 2008

and the Company in the letters to us, dated the date hereof, are true, correct and complete and will remain so through the Effective Time. We have also assumed that the parties have complied with and, to the extent applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations made by Parent and the Company referred to above, which we have assumed will remain true through the Effective Time.
     Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm that the discussion in the Proxy Statement/Prospectus under the heading “THE MERGER — Material United States Federal Income Tax Consequences”, to the extent that such discussion relates to matters of United States federal income tax law, constitutes our opinion.
     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.
     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Proxy Statement/Prospectus in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Willkie Farr & Gallagher LLP